UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securites Exchange Act of 1934
(Date of Report — date of earliest event reported): September 28, 2006
First Albany Companies Inc.

(Exact name of registrant as specified in its charter)

New York	0-14140	22-2655804

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

677 Broadway, Albany, New York	12207

(Address of Principal Executive Offices)	(Zip Code)
(518) 447-8500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On September 29, 2006, First Albany Companies Inc. (“First Albany”) entered into a Third Amendment to Sub-Lease Agreement (the “Amendment”), amending a Sub-Lease Agreement dated August 12, 2003, as previously amended, by and between First Albany and Columbia 677, L.L.C. (“Columbia”), a New York limited liability company, for the lease of certain property located at 677 Broadway, Albany, New York (the “Sublease”). Pursuant thereto and on certain conditions specified therein, First Albany will surrender 15,358 square feet of space (the “Surrender Premises”) with respect to which Columbia has agreed to release First Albany from its lease obligations under the Sublease.
          Under the terms of the Amendment, First Albany will vacate a portion of the Surrender Premises on October 9, 2006 and vacate the remainder on October 16, 2006, subject to certain conditions. Thereafter, First Albany will continue to sublease and occupy 32,698 square feet of space under the Sublease. First Albany will be required to pay Columbia a Surrender Fee payable in three installments as follows: two installments of $192,613.35 due on November 1, 2006 and January 1, 2007 and a third payment of $385,226.70 due on April 1, 2007, all of which will constitute additional rent under the Sublease. However, if Columbia fails to execute leases for the Surrender Premises with new tenants on or before October 31, 2006, the Amendment shall be voided notwithstanding that First Albany will have vacated the Surrender Premises, and the Surrender Premises will continue to be subject to the Sublease. The Amendment will result in savings to First Albany of approximately $400,000 in annual occupancy expense through December 2014.
          The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment dated September 29, 2006 executed by and between First Albany and Columbia, which will be attached as an exhibit to First Albany’s next Quarterly Report on
Form 10-Q.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
          As of September 28, 2006, Walter M. Fiederowicz, Hugh A. Johnson and Arthur J. Roth resigned as directors of the issuer. A copy of a press release announcing the resignations is furnished with this Form 8-K as exhibit 99.1.
Item 9.01 Financial Statements Pro Forma Financial Information and Exhibits.
(d) Exhibits.
Exhibit 99.1 — Press Release of First Albany Companies Inc. dated October 4, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Albany Companies Inc.
Dated: 10/04/2006	/s/ C. Brian Coad
C. Brian Coad
Chief Financial Officer